UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2006
Live Nation, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32601 (Commission File Number)	20-3247759 (IRS Employer Identification No.)

9348 Civic Center Drive Beverly Hills, CA (Address of principal executive offices)	90210 (Zip Code)
Registrant’s telephone number, including area code: (310) 867-7000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Employment Agreement dated March 13, 2006
Press Release dated March 14, 2006

Item 1.01 Entry into a Material Definitive Agreement.
     On March 13, 2006, SFX Entertainment, Inc. (d/b/a Live Nation) (the “Company”), a subsidiary of Live Nation, Inc. (the “Parent”), entered into an employment agreement with Michael G. Rowles (the “Employment Agreement”). The Employment Agreement provides that Mr. Rowles will serve as Executive Vice President and General Counsel.
     The initial term of the Employment Agreement ends on February 28, 2008; the term automatically extends day to day beginning March 1, 2008 and continues for so long thereafter as Mr. Rowles remains employed with the Company, so that there will always be exactly one year remaining in the employment period. Under the Employment Agreement, Mr. Rowles will receive a base salary of $400,000 per year, which is subject to annual increases in accordance with Company policy. Beginning with calendar year 2006, Mr. Rowles is also eligible to receive an annual performance bonus based upon (i) year-over-year EBITDA growth in 1% increments for the Company and (ii) the achievement of personal goals and objectives related to the individual performance of Mr. Rowles, as set and determined by the Chief Executive Officer for each calendar year. In addition, upon commencement of his employment, Mr. Rowles will receive a stock option grant for 20,000 shares of the Parent’s common stock or, at his election, a number of shares of the Parent’s restricted stock based on the formula contained in the applicable stock option plan under which they are issued. The option price will be the fair market value on the grant date. In the event of a “Change of Control” (as defined in the Employment Agreement), the stock option grant for 20,000 shares of the Parent’s common stock and any future stock option, restricted stock or similar equity incentive grants outstanding on the date of the “Change of Control” will become immediately and fully exercisable in accordance with the terms and conditions set forth in the applicable plan under which they are issued.
     The Company may terminate the Employment Agreement for any reason at any time after February 28, 2008. The Company may also terminate Mr. Rowles’ employment at any time for “Cause” (as defined in the Employment Agreement). Mr. Rowles may provide notice at any time after February 28, 2008 of his intent to terminate his employment with the Company without cause; however, he must provide the Company with 12 months prior written notice of his intent to terminate his employment. The Company then has the option to determine an earlier date on which employment will end and is not required to continue employment during the notice period (the “Early Termination Option”). If Mr. Rowles is terminated without “Cause” (as defined in the Employment Agreement), he terminates his employment for “Good Reason” (as defined in the Employment Agreement), or the Company elects to exercise the Early Termination Option, he will receive a lump sum payment of accrued and unpaid base salary, prorated bonus, if any, unreimbursed expenses and any payments to which he may be entitled under any applicable employee benefit plan. In addition, if Mr. Rowles agrees to serve as an exclusive part-time consultant for 12 months, agrees not to directly or indirectly compete with the Company for 12 months and signs a general release of claims, he is entitled to receive his base salary for 12 months in periodic payments.
     The Employment Agreement provides that Mr. Rowles may not compete with the Company during his employment with the Company in any location in which the Company, or any subsidiary or affiliate of the Company, operates or has plans or has projected to operate during his employment with the Company, including any area within a 50 mile radius of any such location. The Employment Agreement also provides that Mr. Rowles may not solicit or hire employees of the Company, or any subsidiary or affiliate of the Company, during the term of his employment with the Company and for a period of 12 months thereafter. Additionally, Mr. Rowles is not allowed to disclose any confidential information related to the Company and agreed that he would not during employment and/or at any time thereafter use such confidential information to compete, directly or indirectly, with the Company.
     The description of the Employment Agreement set forth above is qualified in its entirety by the Employment Agreement attached as Exhibit 10.1 and incorporated herein by reference. On March 14, 2006, the Company issued a press release announcing the appointment of Michael G. Rowles as Executive Vice President and General Counsel. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Exhibit Title
10.1	Employment Agreement dated March 13, 2006 by and between SFX Entertainment, Inc., d/b/a Live Nation and Michael G. Rowles

99.1	Press Release of Live Nation, Inc. dated March 14, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2006
LIVE NATION, INC.

	By:	/s/ Kathy Willard

Kathy Willard
Executive Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
10.1	Employment Agreement dated March 13, 2006 by and between SFX Entertainment, Inc., d/b/a Live Nation and Michael G. Rowles

99.1	Press Release of Live Nation, Inc. dated March 14, 2006